UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 10-Q


Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


For the Quarter Ended March 31, 2000       Commission File No. 1-14501


                    PENNZOIL-QUAKER STATE COMPANY
         (Exact name of registrant as specified in its charter)


             Delaware                          76-0200625
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)


Pennzoil Place, P.O. Box 2967
Houston, Texas 77252-2967
(Address of principal executive offices)




EXHIBIT








                  PENNZOIL-QUAKER STATE COMPANY AND SUBSIDIARIES
                                 INDEX TO EXHIBITS


Exhibit No.
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          3    By-laws of Pennzoil-Quaker State Company, as amended through
               June 1, 2000.

         12 Computation of Ratio of Earnings to Fixed Charges for the three months ended March 31, 2000 and 1999.

         27    Financial Data Schedule.